SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Molecular Devices Corporation

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MOLECULAR DEVICES CORPORATION
1311 Orleans Drive
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2003

TO THE STOCKHOLDERS OF MOLECULAR DEVICES CORPORATION:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Molecular Devices Corporation, a Delaware corporation (the “Company”), will be held on Thursday, May 29, 2003 at 10:30 a.m. local time at the Company’s corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089, for the following purposes:

(1)	To elect directors to serve for the ensuing year and until their successors are elected.
(2)	To approve the Company’s 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 500,000 shares.
(3)	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.
(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors James C. Kitch Secretary

Sunnyvale, California
April 24, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

MOLECULAR DEVICES CORPORATION
1311 ORLEANS DRIVE
SUNNYVALE, CA 94089

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Molecular Devices Corporation, a Delaware corporation (“Molecular Devices” or the “Company”), for use at the Annual Meeting of Stockholders to be held on May 29, 2003, at 10:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089. The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of common stock at the close of business on March 31, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2003 the Company had outstanding and entitled to vote 15,364,894 shares of common stock.

     Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, 1311 Orleans Drive, Sunnyvale, California 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 29, 2003. Stockholders wishing to submit proposals or director nominations at next year’s annual meeting that will not be included in such proxy statement and proxy must do so by March 30, 2004. Such proposal or nomination, however, may not be submitted before February 29, 2004. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders will not be able to make stockholder proposals or director nominations at next year’s annual meeting if these requirements are not complied with.

PROPOSAL 1

ELECTION OF DIRECTORS

     There are eight nominees for the eight Board positions presently authorized in the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been elected by the stockholders.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation/Position Held with the Company

Joseph D. Keegan, Ph.D.	49	President, Chief Executive Officer
Moshe H. Alafi	74	General Partner, Alafi Capital Company
David L. Anderson	59	Managing Director, Sutter Hill Ventures
A. Blaine Bowman	56	Chairman, Dionex Corporation
Paul Goddard, Ph.D.	53	Chairman, A.P. Pharma, Inc.
Andre´ F. Marion	67	Independent Investor and Management Consultant
Harden M. McConnell, Ph.D.	75	Robert Eckles Swain Professor of Physical Chemistry, Emeritus
		at Stanford University
J. Allan Waitz, Ph.D.	67	Independent Investor

     Joseph D. Keegan, Ph.D., was appointed as President and Chief Executive Officer of the Company effective March 30, 1998. From 1992 to 1998, Dr. Keegan served in various positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Vice President, Sales and Service, Vice President, General Manager of the Immunocytometry Systems Division and, most recently, President of the Worldwide Tissue Culture Business. From 1987 to 1992, he was employed by LEICA, Inc., a microscope manufacturer, where he held various senior management positions. Dr. Keegan is a member of the Board of Directors of Upstate Group, Inc. Dr. Keegan holds a Ph.D. in Chemistry from Stanford University.

     Moshe H. Alafi has been a director of the Company since 1985. Mr. Alafi has been the General Partner of Alafi Capital Company, which specializes in forming new companies in the medical, pharmaceutical and biological fields, since January 1984.

     David L. Anderson has been a director of the Company since 1983. Mr. Anderson has been a Managing Director of the General Partner of Sutter Hill Ventures, a California Limited Partnership, a venture capital company, since 1974. Mr. Anderson is also a director of Dionex Corporation, a leading supplier of analytical instrumentation, and BroadVision, Inc., a software company.

     A. Blaine Bowman has been a director of the Company since 1985. Mr. Bowman is Chairman of the Board of Dionex Corporation. Prior to that, he was President, Chief Executive Officer and a director of Dionex Corporation from 1980 to 2002.

     Paul Goddard, Ph.D., has been a director of the Company since September 1995. Since November 2000, Dr. Goddard has served as the Chairman of A.P. Pharma, Inc., which develops, manufactures and sells patented delivery systems to enhance the safety and effectiveness of prescription products. Dr. Goddard served as President and Chief Executive Officer of Elan Pharmaceuticals, a division of Elan PLC, from 1998 through 2000. Dr. Goddard served as Chairman, Chief Executive Officer and Director of Neurex Corporation from 1991 through 1998 when Neurex Corporation was acquired by Elan PLC. From 1976 through February 1991, Dr. Goddard was employed by SmithKline Beecham Corp., a pharmaceutical company, and its predecessors in various positions, most recently as Senior Vice President and Director, Japan-Pacific. He is currently the Chairman of the Board of Xenoport Inc. and Alchemia Pty. He is also a director of Onyx Pharmaceuticals, Inc. and Adolor Corporation.

     André F. Marion has been a director of the Company since September 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Operating Officer from 1983 to 1986, its President from 1985 to 1993, its Chief Executive Officer from 1986 to 1993 and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is presently a management consultant and also a director of Cygnus, Inc., Applied Imaging Corp., Alpha M.O.S., Aclara Biosciences Corp., and of several privately held corporations.

     Harden M. McConnell, Ph.D., founder of the Company, has been a director of and a consultant to the Company since the Company’s inception in July 1983. He is the Robert Eckles Swain Professor of Physical Chemistry, Emeritus at Stanford University and a member of the National Academy of Sciences. Dr. McConnell has received many awards in recognition of his scientific work, most recently these include the 1987 Pauling Medal for Chemistry and, in 1988, the National Academy of Sciences Award in Chemical Sciences. Dr. McConnell has also received the Wolf Prize (1984), the Wheland Medal (1988), the National Medal of Science (1989), the Peter Debeye Award in Physical Chemistry (1990), the Bruker Prize of the Royal Society of Chemistry (1995) and the Welch Award (2002). Dr. McConnell holds a Ph.D. degree from the California Institute of Technology.

     J. Allan Waitz, Ph.D., has been a director of the Company since 1990. Dr. Waitz is currently retired. Until 1992, Dr. Waitz was President and Chief Executive Officer of DNAX Research Institute of Molecular and Cellular Biology, Inc., a subsidiary of Schering-Plough Corporation, a pharmaceutical company. From 1991 through December 1996, Dr. Waitz served as chairperson of the Area Committee on Microbiology of the National Committee for Clinical Laboratory Standards.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2002 the Board of Directors held four meetings and did not act by unanimous written consent. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee meets with the Company’s independent auditors at least annually to review, upon completion of the annual audit, financial results for the year, as reported in the Company’s financial statements; recommends to the Board the independent auditors to be retained; reviews the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor; assists and interacts with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; and reviews and approves all professional services provided to the Company by the independent auditors and considers the possible effect of such services on the independence of the auditors. The Audit Committee is governed by a written Audit Committee Charter adopted by the Board of Directors. From January 1, 2002 to October 24, 2002, the Audit Committee was composed of: Dr. McConnell, Dr. Goddard and Mr. Bowman. On October 24, 2002, Mr. Marion replaced Dr. McConnell and since October 24, 2002, the Audit Committee has been composed of: Mr. Marion, Dr. Goddard and Mr. Bowman. It met five times during the fiscal year ended December 31, 2002. All directors who served on the Company’s Audit Committee during the fiscal year ended December 31, 2002, including Dr. McConnell, are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards).

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of: Mr. Anderson, Mr. Marion and Dr. Waitz. It met three times during the fiscal year ended December 31, 2002. All members of the Company’s Compensation Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards).

     The Nominating Committee was formed in February 2003 to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management, (iii) recommend such candidates to the Board and (iv) make other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation. The Nominating Committee may consider nominees recommended by stockholders but no procedure for the consideration of such nominees has been established. The Nominating Committee is composed of: Mr. Bowman, Dr. Goddard, Dr. McConnell, Mr. Alafi, Mr. Marion, Dr. Waitz and Mr. Anderson. All members of the Company’s Nominating Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Nominating Committee has not met since its formation.

     During the fiscal year ended December 31, 2002, all directors attended at least 75% of the meetings of the Board held during the period for which they were a director, and all directors except Mr. Anderson attended at least 75% of the meetings of the Board committees on which they served held during the period for which they were a committee member.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed results of the independent auditors’ examination of the financial statements. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also considered whether provision of non-audit services is compatible with maintaining the auditor’s independence.

     The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The committee held five meetings during fiscal year 2002.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

Audit Committee A. Blaine Bowman Paul Goddard, Ph.D. André F. Marion

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

     In October 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1995 Stock Option Plan (the “Option Plan”). There are currently 4,250,000 shares of Common Stock reserved under the Option Plan. Subject to this proposal, there will be 4,750,000 shares of Common Stock reserved under the Option Plan.

     In February 2003, the Board amended the Option Plan, to permit, at any time and from time to time, with the consent of any adversely affected optionee, (1) the cancellation of any outstanding option under the Option Plan and the grant in substitution therefor, more than 6 months after the date of cancellation, of a new option under the Option Plan covering the same or a different number of shares or (2) any other similar action that is not treated as a “repricing” under generally accepted accounting principles. The Board amended the Option Plan to provide the Company with the flexibility to consider and potentially implement an option exchange offer or similar transaction in light of the significant percentage of the Company’s outstanding options that have exercise prices far above the current trading price of the Company’s Common Stock. As of February 15, 2003, there were outstanding options to acquire 554,190 shares of the Company’s Common Stock (22% of total outstanding options) that had exercise prices greater than $35.00. However, the Company has no current plan or intention to conduct such an exchange offer or similar transaction.

     In February 2003, the Board also amended the Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Option Plan from a total of 4,250,000 shares to a total of 4,750,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

     As of February 15, 2003, options (net of canceled or expired options) covering an aggregate of 2,548,274 shares of the Company’s Common Stock had been granted and were outstanding under the Option Plan, and only 518,961 shares of Common Stock (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan.

     Stockholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Option Plan are outlined below:

General

     The Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of options.

Purpose

     The Board adopted the Option Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 433 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Option Plan.

Administration

     The Board administers the Option Plan. Subject to the provisions of the Option Plan, the Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. In addition, the Board has the power to effect, at any time and from time to time, with the consent of any adversely affected optionee, (1) the cancellation of any outstanding option under the Option Plan and the grant in substitution therefor, more than 6 months after the date of cancellation, of a new option under the Option Plan covering the same or a different number of shares or (2) any other similar action that is not treated as a “repricing” under generally accepted accounting principles.

     The Board has the power to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has not delegated administration of the Option Plan to a committee of the Board. As used herein with respect to the Option Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Option Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Option Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

Eligibility

     Incentive stock options may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the Option Plan.

     No option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No person may be granted options under the Option Plan exercisable for more than 500,000 shares of Common Stock during any calendar fiscal year (the “Section 162(m) Limitation”).

Stock Subject to the Option Plan

     Subject to this Proposal, an aggregate of 4,750,000 shares of Common Stock are reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Option Plan. If the Company reacquires unvested stock issued under the Option Plan, the reacquired stock will not again become available for reissuance under the Option Plan.

Terms of Options

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” As of March 31, 2003, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $12.10 per share.

     The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the Option Plan typically vest at the rate of 20-25% per year during the optionholder’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”). Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Option Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Option Plan generally terminate three months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within a period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

Restrictions on Transfer

     The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an incentive stock option. In addition to transfers effective on death, an optionee may transfer a nonstatutory stock option pursuant to certain domestic relations orders and the transferee may then exercise such option according to its terms. Except as noted above, options granted under the Option Plan are generally nontransferable. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the Option Plan and outstanding options. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Option Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

     The Option Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization (“change in control”), to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan, or such outstanding options will continue in full force and effect. If any surviving corporation declines to assume options outstanding under the Option Plan, or to substitute similar options, then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised may, at the discretion of the Board, be accelerated. An outstanding option will terminate if the optionholder does not exercise it before such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

     The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on October 29, 2005.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 38.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

     There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and the Board has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1983. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Disclosure of Auditor Fees

     In addition to retaining Ernst & Young LLP, the Company’s independent auditors, to audit the consolidated financial statements for the fiscal year ended December 31, 2002, the Company and its subsidiaries retained Ernst & Young LLP to provide other services and expect to continue to do so in the future. The aggregate fees incurred for professional services rendered by Ernst & Young LLP relating to the fiscal years ending December 31, 2002 and December 31, 2001, respectively, were:

	2002	2001

Audit Fees	$370,000	$280,000
Audit-Related Fees	366,000	163,000
Tax Fees	328,000	239,000

TOTAL	$1,064,000	$682,000

     Audit Fees: Fees for audit services include fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K, assistance with financial statements included in registration statements and reports filed with the SEC and accounting consultations.

     Audit-Related Fees: Audit-related fees include fees associated with attest services not required for statutory purposes, due diligence in connection with acquisitions, accounting consultations, audits in connection with proposed or consummated acquisitions and audits of the Company’s employee benefit plans.

     Tax Fees: Tax fees include tax compliance, preparation of income tax returns and international tax advice and planning services.

     Financial Information Systems Design and Implementation Fees: The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

     All Other Fees: Ernst & Young LLP did not provide any other services to the Company during the fiscal years ended December 31, 2002 and 2001.

     The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditors’ independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of February 15, 2003 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)

	Number of Shares	Percent of Class

Brown Capital Management, Inc. (2)	1,797,750	11.7%
1201 N. Calvert St.
Baltimore, MD 21202

OrbiMed Advisors LLC (3)	1,464,500	9.5%
767 Third Avenue, 6th Floor
New York, New York 10010

Kopp Investment Advisors, Inc. (4)	1,365,096	8.9%
7701 France Ave. South, Ste. 500
Edina, Minnesota 55435

Wellington Management Company, LLP (5)	1,358,320	8.8%
75 State Street
Boston, Massachusetts 02109

Lord, Abbett & Co	1,199,941	7.8%
90 Hudson Street
Jersey City, NJ 07302

Moshe H. Alafi (6)	341,540	2.2%

Harden M. McConnell, Ph.D. (7)	270,000	1.8%

Joseph D. Keegan, Ph.D. (8)	225,070	1.0%

A. Blaine Bowman (9)	153,666	1.0%

Timothy A. Harkness (10)	104,571	*

John S. Senaldi (11)	77,323	*

Robert J. Murray (12)	77,086	*

David L. Anderson (13)	62,407	*

Patricia C. Sharp (14)	53,424	*

Paul Goddard, Ph.D. (15)	35,500	*

J. Allan Waitz, Ph.D. (16)	25,500	*

Andre F. Marion (17)	20,000	*

All directors and executive officers as a group (17 persons) (18)	1,647,573	10.1%

*	Less than one percent
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the “SEC”). Schedule 13G provides information as to beneficial ownership only as of December 31, 2002, and, consequently, the beneficial ownership of the Company’s principal stockholders may have changed between December 31, 2002 and February 15, 2003. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,363,394 shares outstanding on February 15, 2003, adjusted as required by rules promulgated by the SEC.
(2)	Brown Capital Management, Inc. (“BMC”) has sole dispositive power over such shares and has sole voting power over 1,071,750 of such shares. BMC is deemed to be a beneficial owner of such shares due to its discretionary power to make investment decisions over such shares for its investment advisory clients and its ability to vote such shares.

(3)	OrbiMed Advisors Inc. is the managing member of OrbiMed Advisors LLC and Samuel D. Isaly is the President of OrbiMed Advisors, Inc. As such, each of OrbiMed Advisors LLC, OrbiMed Advisors Inc. and Mr. Isaly have shared voting and dispositive power over such shares, and, accordingly, may be deemed to beneficially own such shares.

(4)	Kopp Investment Advisors, Inc. (“KIA”), in its role as a registered investment advisor, has sole voting power over 480,400 of such shares, has sole dispositive power over 310,000 of such shares, and has shared dispositive power over 1,055,096 of such shares. As such, KIA may be deemed to beneficially own such shares. KIA is wholly-owned by Kopp Holding Company, which is wholly-owned by LeRoy C. Kopp. Accordingly, Kopp Holding Company and Mr.Kopp may also be deemed to beneficially own such shares.

(5)	Wellington Management Company, LLP, in its role as an investment advisor, has shared voting and dispositive power over such shares and, as such, may be deemed to beneficially own such shares.
(6)	Includes 306,040 shares beneficially owned by Alafi Capital Company, of which Mr. Alafi, a director of the Company, is a general partner, and 35,500 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.

(7)	Includes 221,000 shares held by the Harden M. McConnell and Sophia G. McConnell Trust, of which Dr. McConnell is a co-trustee, includes 10,000 shares held by the Jane McConnell 1999 Irrevocable Trust U/A DTD 12/21/99, of which Dr. McConnell is a co-trustee, includes 10,000 shares held by the Trevor McConnell 1999 Irrevocable Trust U/A DTD 12/21/99, of which Dr. McConnell is a co-trustee, includes 10,000 shares held by the Hunter McConnell Irrevocable Trust U/A DTD 12/21/99, of which Dr. McConnell is a co-trustee, and 19,000 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.

(8)	Includes 5,766 shares held by the Keegan 1990 Revocable Trust UAD 4/27/90, of which Dr. Keegan is a trustee, and includes 218,997 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.

(9)	Includes 88,166 shares beneficially owned by Dionex Corporation, of which Mr. Bowman is Chairman of the Board, and 25,500 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options. Mr. Bowman disclaims beneficial ownership of the shares held by Dionex Corporation within the meaning of Rule 13d-3 under the Exchange Act.

(10)	Includes 99,684 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.
(11)	Includes 72,840 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.
(12)	Includes 50,183 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.
(13)	Includes 26,907 shares held by the Anderson Living Trust UAD 1/22/98, of which Mr. Anderson is a trustee, and includes 35,500 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Living Trust UAD 1/22/98 within the meaning of Rule 13d-3 under the Exchange Act.

(14)	Includes 50,310 shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.
(15)	Consists solely of shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.

(16)	Consists solely of shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.
(17)	Consists solely of shares that may be acquired within 60 days after February 15, 2003 pursuant to outstanding stock options.
(18)	Includes 678,453 shares held by entities affiliated with certain directors and officers and 885,296 shares that certain directors and officers have the right to acquire within 60 days after February 15, 2003 pursuant to outstanding stock options.

Equity Compensation Plan Information

     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved
by security holders:
1995 Stock Option Plan	2,115,672	$30.30	860,272
1995 Non-Employee Directors’ Stock	277,000	$14.61	70,500
Option Plan
1995 Employee Stock Purchase Plan	N/A	N/A	216,097
Equity compensation plan not
approved by security holders: (1)
2001 Stock Option Plan	64,475	$18.04	35,525

Total	2,457,147	$28.21	1,182,394

(1)	The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with the acquisition of LJL BioSystems, Inc. in August 2000. As of December 31, 2002, a total of 108,185 shares of the Company’s common stock were issuable upon the exercise of outstanding options granted by LJL BioSystems under those assumed plans. The weighted average exercise price of those outstanding options is $20.16. No additional options have been or may be granted by the Company under those assumed plans.

2001 Stock Option Plan

     The Company’s 2001 Stock Option Plan (the “2001 Plan”) was adopted by the Board in July 2001 without the approval of the Company’s security holders. An aggregate of 100,000 shares of Company Common Stock have been reserved for issuance under the 2001 Plan. As of December 31, 2002, options to purchase 64,475 shares of common stock were outstanding under the 2001 Plan and 35,525 shares remained available for grant. The 2001 Plan provides for the grant of nonstatutory stock options only to employees who, at the time of grant, are working or residing outside of the United States and are not officers or directors of the Company. The exercise price of nonstatutory stock options granted under the 2001 Plan may not be less than 85% of the fair market value of a share of the Company’s common stock on the date of grant. All stock options have a maximum term of twelve years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The Board has the power to effect, at any time and from time to time, with the consent of any adversely affected optionee, (1) the cancellation of any outstanding option under the 2001 Plan and the grant in substitution therefor, more than 6 months after the date of cancellation, of a new option under the 2001 Plan covering the same or a different number of shares or (2) any other similar action that is not treated as a “repricing” under generally accepted accounting principles. The Board at any time, and from time to time, may amend the 2001 Plan, provided that the rights of an optionholder under the plan cannot be impaired without the optionholder’s consent. Certain amendments require stockholder approval, if necessary for the 2001 Plan to satisfy Nasdaq or other securities exchange listing requirements. In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law, any surviving corporation shall either assume the options or shall substitute similar options for those outstanding under the 2001 Plan, or such options shall terminate to the extent not exercised prior to such event; provided however, that at the discretion of the Board, the options may be accelerated prior to such event.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

  Messrs. Alafi, Anderson and Marion, and Drs. Goddard, McConnell and Waitz each filed late one report covering one transaction.

  Mr. Bowman timely filed a report but inadvertently did not include in that report the acquisition of derivative securities in the form of an option grant. This omission was corrected on a Form 4 report by amending a previously filed Form 4.

  Dr. Keegan timely filed a report but incorrectly reported the exercise price of the derivative security acquired in the transaction. This error was corrected on a Form 4 report by amending a previously filed Form 4.

  Ms. Sharp timely filed a report but incorrectly reported the transaction dates of the simultaneous acquisition of non-derivative securities and disposition of derivative securities. This error was corrected on a Form 4 report by amending a previously filed Form 4.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers and certain key employees of the Company and their ages and positions as of February 15, 2003 are as follows:

Name	Age	Position

Joseph D. Keegan, Ph.D.	49	President, Chief Executive Officer
Timothy A. Harkness	36	Vice President, Finance, Chief Financial Officer
Gillian M.K. Humphries, Ph.D.	65	Vice President, Strategic Affairs
Robert J. Murray	55	Vice President, Operations
Stephen J. Oldfield, Ph.D.	47	Vice President, Worldwide Marketing
Thomas J. O’Lenic	39	Vice President, North American Sales and Service
John S. Senaldi	38	Vice President/General Manager IonWorks
Patricia C. Sharp	59	Vice President, Human Resources
J. Richard Sportsman, Ph.D.	50	Vice President, Assay and Reagent Research and Development
Andrew T. Zander, Ph.D.	57	Vice President, Engineering

     Joseph D. Keegan, Ph.D., was appointed as President and Chief Executive Officer of the Company effective March 30, 1998. From 1992 to 1998, Dr. Keegan served in various positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Vice President, Sales and Service, Vice President, General Manager of the Immunocytometry Systems Division and, most recently, President of the Worldwide Tissue Culture Business. From 1987 to 1992, he was employed by LEICA, Inc., a microscope manufacturer, where he held various senior management positions. Dr. Keegan is a member of the Board of Directors of Upstate Group, Inc. Dr. Keegan holds a Ph.D. in Chemistry from Stanford University.

     Timothy A. Harkness has served as Vice President, Finance and Chief Financial Officer of Molecular Devices Corporation since July 1998. From 1997 to 1998, Mr. Harkness was Vice President of Business Development at Vivra Specialty Partners, a physician practice management company. Previously, Mr. Harkness was with Montgomery Securities in the Health Care Investment Banking Group from 1994 to 1997 and with Arthur Andersen & Co. from 1989 to 1992. Mr. Harkness is a member of the Board of Directors of Essen Instruments, Inc. Mr. Harkness holds an MBA from Stanford University Graduate School of Business and is a CPA.

     Gillian M.K. Humphries, Ph.D., has served as a Vice President of the Company since March 1990. Dr. Humphries served as a consultant to the Company since its inception in 1983. In 1984, Dr. Humphries joined the Company on a full time basis as a research scientist and, from 1985 to 1990, she served as Director of MAXline and Cytosensor Development. Dr. Humphries holds a Ph.D. in Biochemistry from Stanford University and an MS in Biochemistry from San Jose State University.

     Robert J. Murray has served as a Vice President, in charge of Worldwide Operations, since July 1995. Mr. Murray served as the Company’s Director of Operations from 1993 to 1995. During 1993, Mr. Murray was a consultant to Tandem Computers, Incorporated, a computer manufacturer. From 1991 to 1993, Mr. Murray was Vice President of Marketing and Manufacturing at Electromer Corporation, an electronic component company, and from 1989 to 1991, as Vice President and General Manager of Comptronix Corp., a contract manufacturing company. Prior to that, Mr. Murray was Vice President of Operations of Gould, Inc., a diversified conglomerate. Mr. Murray holds an M.S. in Electrical Engineering from San Jose State University and a B.S. from the University of California at Davis.

     Stephen J. Oldfield, Ph.D. has served as Vice President, in charge of Worldwide Marketing, since December 2001. Dr. Oldfield served as the Company’s Marketing Director for Cell Analysis products from 1999 to 2001. From 1997 to 1999, Dr. Oldfield was the Director of Marketing at Molecular Probes, Inc., a biotechnology company. From 1995 to 1997, Dr. Oldfield was the Director of Marketing at FMC Bioproducts, a biotechnology supplier, which was subsequently acquired by Cambrex Corporation. Dr. Oldfield served in various management positions at Molecular Dynamics, a bioanalytical instrument provider now part of Amersham Biosciences, in England and the United States from 1988 to 1995, and at Pharmacia Biotechnology, a biotechnology company, in Sweden from 1984 to 1988. Dr. Oldfield holds a Ph.D. from Imperial College, London and a BSc from the University of Sheffield.

     Thomas J. O’Lenic has served as a Vice President, North American Sales and Service, since January 2002. From 1995 to 2002, Mr. O’Lenic served in various Sales Management positions at Molecular Devices, most recently as Director of North American Sales, Life Sciences Division. From 1994 to 1995, Mr. O’Lenic was with PerSeptive Biosystems, a bioanalytical instrument company. From 1990 to 1994, Mr. O’Lenic worked for Millipore Corporation, a multinational bioscience company, and from 1989 to 1990, he worked for Bios Corporation, a life science products company. Mr. O’Lenic holds a B.S. in Biology from the University of South Florida.

     John S. Senaldi was appointed Vice President and General Manager, IonWorks™ business unit in November 2001. Prior to this role, Mr. Senaldi served as Vice President, Worldwide Marketing from August 1998, when he joined the Company. From 1993 to 1998, Mr. Senaldi held various management positions at Becton Dickinson and Company, a research and diagnostic company, including Program Management for Becton’s Immunocytometry Systems Division, Director of Business Development and Senior Product Manager in both Europe and North America for Becton’s Diabetes Healthcare business. Prior to joining Becton Dickinson, Mr. Senaldi held various management positions in manufacturing and marketing with General Electric Company and in engineering functions with several start-up medical device/diagnostic companies. Mr. Senaldi holds an MBA from Harvard Business School, an MSEE from Rensselaer Polytechnic Institute and a B.S. in Engineering from Trinity College.

     Patricia C. Sharp was appointed as Vice President of Human Resources of the Company effective September 2000. From 1997 to 2000, Ms. Sharp served as Human Resources consultant at Sharp Associates Consulting specializing in Human Resources management, leadership and organizational development. Previously, Ms. Sharp worked at Apple Computer, Inc. as Senior Vice President, Human Resources. Ms. Sharp has a B.A. in Behavioral Sciences from San Jose State University.

     J. Richard Sportsman, Ph.D., has served as Vice President, Assay and Reagent Research and Development, since August 2002. From 2000 to 2002, Dr. Sportsman served as Director of Biochemistry. From 1998 to 2000, Dr. Sportsman served as Senior Director, Assay Systems, at LJL BioSystems. From 1993 to 1998, Dr. Sportsman served as a Staff Scientist and Director of Molecular Recognition at Telik, Inc. (formerly Terrapin Technologies, Inc.)

     Andrew T. Zander, Ph.D., joined Molecular Devices as Vice President, Engineering in March 2000. Dr. Zander came to the Company from Transgenomic, Inc., a biotechnology company, where he was Vice President, Research and Development, and prior to that he was at Varian Associates, a medical systems company, for 12 years, where he was a Director of Research for Varian’s corporate R&D activities. Before Varian, he had worked at Perkin-Elmer and Beckman. As an Officer in the U.S. Naval Reserve, he worked with the Office of Naval Research as a Scientific Liaison Officer. Dr. Zander holds a B.S. in Chemistry from the University of Illinois and a Ph.D. in Analytical Chemistry from the University of Maryland.

EXECUTIVE COMPENSATION

Compensation of Directors

     For the year 2003, each member of the Company’s Board of Directors, other than the Company’s Chief Executive Officer, Dr. Keegan, will receive $1,000 for each Board meeting attended by such director and $500 for each Board committee meeting attended. In addition, the members of the Board may be reimbursed for out-of-pocket and travel expenses incurred in connection with attendance at Board and committee meetings.

     During 1995, the Board adopted the 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company (“Non-Employee Directors”). The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors’ Plan is 347,500. Pursuant to the terms of the Directors’ Plan, each Non-Employee Director is automatically granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. Thereafter, each Non-Employee Director will be granted an option to purchase an additional 4,000 shares of Common Stock immediately following each annual meeting of stockholders.

     Outstanding options under the Directors’ Plan vest over a period of four years from the date of grant in equal annual installments. The exercise price of options granted under the Directors’ Plan must equal or exceed the fair market value of the Common Stock on the date of grant. No option granted under the Directors’ Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors’ Plan are generally non-transferable. The Board may suspend or terminate the Directors’ Plan at any time. In the event of a merger or consolidation, or a reverse merger or reorganization in which the Company is not the surviving corporation, options outstanding under the Directors’ Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     During the last fiscal year, the Company granted options covering 4,000 shares to each Non-Employee Director, at an exercise price of $18.77 per share, which was the fair market value of the Common Stock on the date of grant.

Compensation of Executive Officers

Summary of Compensation

     The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

						Long-Term Compensation

		Annual Compensation				Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compen- sation ($) (2)

Joseph D. Keegan, Ph.D.	2002	$364,999	$370,000	$13,800	(3)	$—		60,000	$11,887
President and Chief	2001	357,268	—	13,900	(4)	—		60,000	3,706
Executive Officer	2000	325,000	195,000	12,000	(5)	—		75,000	2,650

Timothy A. Harkness	2002	224,999	110,000	74,275	(6)	—		35,000	4,560
Vice President, Finance and	2001	219,450	—	74,275	(6)	—		35,000	3,104
Chief Financial Officer	2000	189,333	100,000	—		—		30,000	2,104

John S. Senaldi	2002	216,666	100,000	18,110	(6)	—		27,500	3,399
Vice President/General	2001	196,660	—	18,110	(6)	—		27,500	2,846
Manager, IonWorks	2000	172,577	80,000	—		—		25,000	1,792

Robert J. Murray	2002	195,000	78,000	—		—		25,000	6,253
Vice President, Operations	2001	192,667	—	—		—		25,000	3,379
	2000	183,750	73,500	—		—		20,000	2,231

Patricia C. Sharp (7)	2002	195,000	87,750	—		—		27,500	5,293
Vice President, Human	2001	193,334	—	—		—		35,000	4,215
Resources	2000	60,244	52,110	—		194,220	(8)	25,000	2,050

(1)	Represents amounts accrued by the Company in 2000, 2001 and 2002 but paid in 2001, 2002 and 2003 at the election of the Company.
(2)	Represents the taxable portion of group life insurance paid by the Company, supplemental health plan amounts reimbursed by the Company, and the Company’s discretionary contribution to the employee’s 401(k) account.

(3)	Consists of the following payments made by the Company: (i) $12,000 for use of automobile by employee and (ii) $1,800 for professional services.
(4)	Consists of the following payments made by the Company: (i) $12,000 for use of automobile by employee and (ii) $1,900 for professional services.
(5)	Represents amount for use of automobile by employee.
(6)	Represents loan amount forgiven by the Company for the previous payment of certain taxes.
(7)	Ms. Sharp initiated her employment with the Company in September 2000.
(8)	Consists of an award of 2,500 shares of restricted stock valued at $194,220 on the date of grant.

Stock Option Grants and Exercises

     The Company grants options to its executive officers under its 1995 Stock Option Plan (the “Option Plan”). As of February 15, 2003, options to purchase a total of 2,548,274 shares were outstanding under the Option Plan and options to purchase 518,961 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 2002 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Option Grants in Last Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Sh) (2)	Expiration Date

Name					5% ($)	10% ($)

Joseph D. Keegan, Ph.D. (4)	60,000	10.14%	$20.20	01/30/12	$762,220	$1,931,616
Timothy A. Harkness (4)	35,000	5.91%	20.20	01/30/12	444,629	1,126,776
John S. Senaldi (4)	27,500	4.65%	20.20	01/30/12	349,351	885,324
Robert J. Murray (4)	25,000	4.22%	20.20	01/30/12	317,592	804,840
Patricia C. Sharp (4)	27,500	4.65%	20.20	01/30/12	349,351	885,324

(1)	Based on 591,813 shares subject to options granted in 2002.
(2)	The exercise price is equal to 100% of the fair market value of the Common Stock on the date of the grant.
(3)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

(4)	The options have a ten-year term, subject to earlier termination upon death, disability or termination of employment. Options vest at the rate of 25% per year.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable (1)

Joseph A. Keegan, Ph.D.	—	—	169,248/152,252	$0/$0
Timothy A. Harkness	—	—	71,560/88,440	0/0
John S. Senaldi	—	—	53,977/69,873	45,952/15,320
Robert J. Murray	—	—	35,185/55,315	9,285/0
Patricia C. Sharp	—	—	39,062/70,938	0/0

(1)	Represents the fair market value of the underlying shares on the last day of the fiscal year ($16.47 based on the closing sales price of the Common Stock as reported on the Nasdaq National Market) less the exercise price of the options multiplied by the number of shares underlying the option.

Employment Agreements and Change in Control Arrangements

Chief Executive Officer Key Employee Agreement

     On March 11, 1998, Joseph D. Keegan, Ph.D., entered into a Key Employee Agreement with the Company that provided for the following:

  Dr. Keegan was appointed as President and Chief Executive Officer, effective March 30, 1998 (the “Employment Date”).

  The Board granted Dr. Keegan options to purchase 170,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Common Stock on the Employment Date. The Options will vest over five years with 34,000 shares vesting on the first anniversary of the Employment Date and 8,500 shares vesting every June 30, September 30, December 30 and March 30 thereafter. Vesting ceases if Dr. Keegan’s employment terminates at any time for any reason with the following exceptions: (a) Dr. Keegan is retained by the Company in a post-employment consulting position, as specified, thus providing for an additional year of vesting or (b) if Dr. Keegan is demoted without cause, as defined in the agreement, within two years following certain defined transactions, then vesting of the remaining unvested options will accelerate such that Dr. Keegan will be fully vested with respect to the options to purchase 170,000 shares of the Company’s Common Stock.

  The Company agreed to loan Dr. Keegan amounts required for the payment of tax obligations related to restricted stock grants. The largest aggregate amount of indebtedness outstanding at any time during the fiscal year ended December 31, 2002 was $378,825. As of December 31, 2002, $378,825 was outstanding under these loans. The full amount of these loans was repaid to the Company in March 2003.

  In the event Dr. Keegan’s employment is terminated by the Company without cause, as defined in the agreement, the Company shall provide Dr. Keegan with a one-year consulting agreement, as defined, and outplacement services.

     In April 2002, Dr. Keegan agreed to forgo the change in control severance benefits under his Key Employee Agreement and enrolled in the Change in Control Severance Benefit Plan, described below. In the event that the plan is amended or terminated and, as a result, the benefits to Dr. Keegan under the plan are reduced to the extent that such benefits would be less than those provided by his Key Employee Agreement, then the change in control severance benefits under his Key Employee Agreement would be restored.

Chief Financial Officer Employee Agreement

     On July 8, 1998, Timothy A. Harkness, entered into an Employee Agreement with the Company that provided for the following:

  Mr. Harkness was appointed as Vice President of Finance and Chief Financial Officer, effective July 9, 1998 (the “Employment Date”).

  Mr. Harkness was eligible to receive options to purchase 75,000 shares of the Company’s Common Stock. The options will vest over five years with 15,000 shares vesting on the first anniversary of the Employment Date and 3,750 shares vesting every quarter thereafter.

  The Company agreed to loan Mr. Harkness amounts required for the payment of tax obligations related to restricted stock grants. The largest aggregate amount of indebtedness outstanding at any time during the fiscal year ended December 31, 2002 was $74,275. This amount was forgiven ratably during the fiscal year ended December 31, 2002.

  In the event of a change of control resulting in either termination or demotion, all of Mr. Harkness’ stock options and shares will become fully vested on such date. In addition, Mr. Harkness would be granted a one-time severance payment equal to the last 12 months’ compensation.

     In April 2002, Mr. Harkness agreed to forgo the change in control severance benefits under his Employee Agreement and enrolled in the Change in Control Severance Benefit Plan, described below. In the event that the plan is amended or terminated and, as a result, the benefits to Mr. Harkness under the plan are reduced to the extent that such benefits would be less than those provided by his Employee Agreement, then the change in control severance benefits under his Employee Agreement would be restored.

Vice President Employment Agreement

     On July 13, 1998, John S. Senaldi, Vice President/General Manager, Ion Works, entered into an employment agreement with the Company that provided for the following:

  Mr. Senaldi was eligible to receive options to purchase 46,000 shares of the Company’s Common Stock. The options will vest over five years with 9,200 shares vesting on each of the first and second anniversary of the employment date and 2,300 shares vesting quarterly following the second anniversary of the employment date.

  The Company agreed to loan Mr. Senaldi amounts required for the payment of tax obligations related to restricted stock grants. The full amount of this loan was forgiven ratably over the fiscal years ended December 31, 2001 and December 31, 2002.

  In the event of a Change of Control, all of Mr. Senaldi’s stock options and shares will become fully vested at such date.

     In April 2002, Mr. Senaldi agreed to forgo the change in control severance benefits under his employment agreement and enrolled in the Change in Control Severance Benefit Plan, described below. In the event that the plan is amended or terminated and, as a result, the benefits to Mr. Senaldi under the plan are reduced to the extent that such benefits would be less than those provided by his employment agreement, then the change in control severance benefits under his employment agreement would be restored.

Vice President Employment Agreement

     On July 25, 2000, Patricia C. Sharp, Vice President of Human Resources, entered into an employment contract with the Company that provided for the following:

  Ms. Sharp would be eligible to receive options to purchase 47,500 shares of the Company’s Common Stock. The options would vest over four years with 11,875 shares vesting on each anniversary of the employment date.

  Ms. Sharp would be eligible to receive an aggregate of 2,500 shares of restricted Common Stock. The shares would be granted ratably and quarterly over a period of two years. The Company agreed to loan Ms Sharp amounts required for the payment of tax obligations related to these share grants. As of December 31, 2002, $27,234 was outstanding under these loans, which will be forgiven over time under an employment vesting schedule.

  In the event of a Change of Control, all of Ms. Sharp’s stock options and shares will become fully vested at such date.

Change in Control Severance Benefit Plan

     In February 2001, the Board of Directors adopted a Change in Control Severance Benefit Plan to provide certain benefits and protections to designated executive officers who have not entered into individual severance benefit or change in control agreements with the Company. The plan provides that in the event of a constructive or involuntarily termination without cause within 13 months after a Change in Control, as defined in the plan, such terminated executive officer will receive (i) lump sum payment equal to 12 months’ salary, (ii) a bonus payment equal to what would have been earned at 100% of target for the year of termination, (iii) continued health insurance benefits for 18 months, unless the executive officer obtains coverage from another employer during that time, (iv)

full acceleration of vesting for all outstanding options and (v) payment for an executive assistance program lasting up to three months and not to exceed $7,500, provided that the executive officer enrolls within six months following termination. If the total amount of payment under the plan would cause the executive officer to incur “golden parachute” excise tax liability in connection with the Change in Control, then the payments will be reduced to the extent necessary to leave him or her in a better after-tax position than if no such reduction had occurred. The plan provides these certain benefits and protections to the following executive officers: Joseph D. Keegan, Ph.D., Timothy A. Harkness, Gillian M.K. Humphries, Ph.D., Robert J. Murray, Stephen J. Oldfield, Ph.D., Thomas J. O’Lenic, John S. Senaldi, Patricia C. Sharp, J. Richard Sportsman, Ph.D. and Andrew T. Zander, Ph.D.

Compensation Committee Interlocks and Insider Participation

     As previously noted, the Compensation Committee is composed of three non-employee directors: Mr. Anderson, Mr. Marion and Dr. Waitz. Mr. Marion served as an interim chief executive officer of the Company between October 1997 and March 1998. No member of the Compensation Committee is or was formerly a permanent officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Mr. Anderson, Mr. Marion and Dr. Waitz, none of whom has been a permanent officer or employee of the Company. The Committee is responsible for establishing the Company’s compensation for executive officers.

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. To meet these goals, the Committee has adopted a mix of the compensation elements of salary, bonus and stock options.

     Base Salary. The Committee meets at least annually to review and approve each executive officer’s salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors, in order of importance: competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. To provide the Committee with more information for making compensation comparisons, the Company surveys a group of comparable companies with a capitalization similar to that of the Company.

     Bonus. The bonus program is a discretionary program for executive officers and other key employees of the Company. The Committee meets in the first quarter following the year of the awards to be made to determine the amount of the bonuses. The bonus award depends on the extent to which the Company and individual performance objectives are achieved. The Company’s objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value. For fiscal 2002, these goals were related to specific increases in revenue, operating income and earnings per share over the prior years.

     Stock Options. The Option Plan maintained by the Company was established to provide employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in the job responsibilities, scope or title of such employment. Stock options under the Options Plan generally vest over a four or five-year period and expire ten years from the date of grant. The exercise price of such options is usually 100% of the fair market value of the underlying stock on the date of grant.

     Guidelines for the number of stock options for each participant under the Option Plan are generally determined by a formula established by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options held by the officer and the total number of stock options to be awarded.

     Section 162(m) of the Internal Revenue Code of 1986 limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The Compensation Committee has determined that stock options granted under the Company’s Option Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation” and any compensation recognized by a Named Executive Officer as a result of the grant of such stock options is deductible by the Company.

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     CEO Compensation. The Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO’s salary is determined based on comparisons with companies with a capitalization similar to that of the Company. Dr. Keegan was paid a bonus of $370,000 for fiscal year 2002 based on the following factors specified by the Board: the Company achieved most of its corporate objectives during fiscal year 2002; Dr. Keegan has been a significant contributor to the Company achieving its corporate objectives throughout his long tenure with the Company; at his request, Dr. Keegan did not receive a bonus for fiscal year 2001 to reduce the Company’s costs during the economic downturn; and this figure represents an appropriate increase over the bonus paid to Dr. Keegan in fiscal year 2000.

     Summary. Through the plans described above, a significant portion of the Company’s compensation program for its executive officers (including the CEO) is contingent upon the individual’s and Company’s performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation during any given annual period.

Compensation Committee David L. Anderson André F. Marion J. Allan Waitz, Ph.D.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Index and (iii) a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the “Peer Group”). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

PERFORMANCE CHART

	1997	1998	1999	2000	2001	2002

Molecular Devices Corporation	100.00	102.35	244.71	322.06	98.21	77.51
SIC Code Index	100.00	125.58	203.17	319.28	187.77	96.01
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

     The Company has entered into employment agreements and other agreements with certain of its executive officers. See “Employment Agreements and Change in Control Arrangements.”

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are Molecular Devices stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify Molecular Devices or your broker that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, Molecular Devices Corporation, 1311 Orleans Drive, Sunnyvale, CA 94089 or contact Corporate Secretary, Molecular Devices Corporation at (408) 747-1700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Molecular Devices will promptly deliver, upon written or oral request, to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors James C. Kitch Secretary

April 24, 2003

     A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Investor Relations, Molecular Devices Corporation, 1311 Orleans Drive, Sunnyvale, California 94089.

APPENDIX A

MOLECULAR DEVICES CORPORATION
1995 STOCK OPTION PLAN

ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 30, 1995
APPROVED BY THE STOCKHOLDERS ON DECEMBER 12, 1995
AMENDED BY THE BOARD ON JANUARY 29, 1999
AS APPROVED BY THE STOCKHOLDERS ON MAY 20, 1999
AMENDED BY THE BOARD ON FEBRUARY 15, 2001 AND APRIL 17, 2001
AS APPROVED BY THE STOCKHOLDERS ON MAY 24, 2001
AMENDED BY THE BOARD ON JANUARY 31, 2002
AS APPROVED BY THE STOCKHOLDERS ON MAY 23, 2002
AMENDED BY THE BOARD ON FEBRUARY 6, 2003

1.     PURPOSES.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.     DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Molecular Devices Corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(i) “Director” means a member of the Board.

(j) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means as of any date, the value of the Common Stock of the Company determined as follows:

(1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

(m) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(s) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(t) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(u) “Plan” means this Molecular Devices 1995 Stock Option Plan.

(v) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.     ADMINISTRATION.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

(2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) To amend the Plan or an Option as provided in Section 11.

(4) To effect, at any time and from time to time, with the consent of any adversely affected Optionee, (1) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor, more than 6 months after the date of cancellation, of a new Option under the Plan covering the same or a different number of shares or (2) any other similar action that is not treated as a “repricing” under generally accepted accounting principles.

(5) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee shall be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.     SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate [three million seven hundred fifty thousand (3,750,000)] shares of Company common stock, plus up to one million (1,000,000) shares of Company Common Stock to the extent that such shares previously reserved under the Company’s terminated 1988 Stock Option Plan (the “1988 Plan”) (i) have not, as of the date of the adoption of this Plan, previously been issued pursuant to the exercise of options under the 1988 Plan, and (ii) are not, as of the date of adoption of this Plan, subject to options outstanding under the 1988 Plan. If any Option granted under the Plan or any stock option granted under the 1988 Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under this Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

(a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

(b) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of the Company’s common stock in any calendar year.

6.     OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether and Incentive Stock Option or Nonstatutory Stock Option) may be granted with an option exercise price lower than that set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a “DRO”), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a DRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant, or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.     COVENANTS OF THE COMPANY.

(a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.     USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.     MISCELLANEOUS.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the types of securities and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the types of securities and number of shares and price per share of stock subject to such outstanding Options.

(b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, then such Options shall be terminated if not exercised prior to such event; provided, however, that the time during which such Options may be exercised may, at the discretion of the Board of Directors, be accelerated and the Options terminated if not exercised prior to such event.

11.     AMENDMENT OF THE PLAN AND OPTIONS.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(1) Increase the number of shares reserved for Options under the Plan;

(2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements); or

(3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3, or any Nasdaq or securities exchange listing requirements.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 29, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.     EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

PROXY

MOLECULAR DEVICES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2003

     The undersigned hereby appoints Joseph D. Keegan, Ph.D., and Timothy A. Harkness, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Molecular Devices Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Molecular Devices Corporation to be held at the Company’s corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089, on Thursday, May 29, 2003 at 10:30 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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Please mark votes as in this example: |x|

MANAGEMENT RECOMMENDS A VOTE FOR THE
NOMINEES FOR DIRECTORS LISTED BELOW

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

Nominees:	Joseph D. Keegan, Ph.D., Moshe H. Alafi, David L. Anderson, A. Blaine Bowman, Paul Goddard, Ph.D., Andre F. Marion, Harden M. McConnell, Ph.D. and J. Allan Waitz, Ph.D.
|_|		|_|
	FOR all nominees listed above (except as marked to the contrary below).		WITHHOLD AUTHORITY to vote for all nominees listed above.

____________________________________________________________________________________________________
To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above.

MANAGEMENT RECOMMENDS A VOTE
FOR PROPOSALS 2 AND 3 BELOW

Proposal 2:	To approve the Company’s 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 500,000 shares.

|_| FOR	|_| AGAINST	|_| ABSTAIN

Proposal 3:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

|_| FOR	|_| AGAINST	|_| ABSTAIN

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature: ____________________ Date: ____________ Signature: ____________________ Date: ____________